Exhibit 5.1

February 19, 2010

CSX Corporation
CSX Transportation, Inc.
Registration Statement on Form S-3

Dear Sirs:

We have acted as counsel to CSX Corporation, a Virginia corporation (the “Company”), and CSX Transportation, Inc., a Virginia corporation and a wholly owned subsidiary of the Company (“CSXT”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933 (the “Securities Act”) relating to the registration under the Securities Act and the proposed issuance and sale from time to time pursuant to Rule 415 under the Securities Act of (i) senior debt (the “Senior Debt”) of the Company to be issued under an Indenture (the “Senior Indenture”) among the Company and a trustee (the “Senior Trustee”), (ii) subordinated debt of the Company (the “Subordinated Debt” and, together with the Senior Debt, the “Debt Securities”) to be issued under an Indenture (the “Subordinated Indenture”) to be entered into among the Company and a trustee (the “Subordinated Trustee”), (iii) debt securities of CSXT (the “CSXT Debt Securities”) and related guarantees by the Company (the “Parent Guarantees”) to be issued under one or more indentures (each, a “CSXT Indenture”), (iv) trust preferred securities by the issuer thereof (including any related guarantee and agreement as to expenses and liabilities) (the “Trust Preferred Securities”), (v) preferred stock (the “Preferred Stock”) of the Company, (vi) common stock, par value $1.00 per share (the “Common Stock”) of the Company, (vii) depositary shares (the “Depositary Shares”) and/or (viii) warrants to purchase Debt Securities, Preferred Stock, and/or Common Stock (the “Warrants”) of the Company (the Debt Securities, CSXT Debt Securities, Parent Guarantees, Trust Preferred Securities, Preferred Stock, Common Stock, Depositary Shares and Warrants are collectively referred to herein as the “Securities”).

In connection with this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such corporate records, certificates of corporate officers and government officials, local counsel opinions and such other documents as we have deemed necessary or appropriate for the purposes of this opinion. As to various questions of fact material to this opinion, we have relied upon representations of officers or directors of the Company and CSXT, as applicable, and documents furnished to us by the Company and CSXT, as applicable, without independent verification of their accuracy. We have also assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

Based upon and subject to the foregoing, and assuming that: (i) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective and comply with all applicable laws; (ii) the Registration Statement will be effective and will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement; (iii) a Prospectus Supplement or term sheet will have been prepared and filed with the Commission describing the Securities offered thereby and will comply with all applicable laws; (iv) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate Prospectus Supplement; (v) a definitive purchase, underwriting, or similar agreement with respect to any Securities offered or issued will have been duly authorized and validly executed and delivered by the Company and CSXT, if applicable, and the other parties thereto; and (vi) any Securities issuable upon conversion, exchange, or exercise of any Security being offered or issued will be duly authorized, created, and, if appropriate, reserved for issuance upon such conversion, exchange, or exercise, we are of opinion that:

(1)   with respect to Debt Securities to be issued under either the Senior Indenture or Subordinated Indenture, when (A) the Senior Trustee or Subordinated Trustee, as applicable, is qualified to act as Senior Trustee or Subordinated Trustee, as applicable, under the Senior Indenture or Subordinated Indenture, as applicable, (B) the Senior Trustee or Subordinated Trustee, as applicable, has duly executed and delivered the Subordinated Indenture or Senior Indenture, as applicable, (C) the Senior Indenture or Subordinated Indenture, as applicable, has been duly authorized and validly executed and delivered by the Company to the Senior Trustee or Subordinated Trustee, as applicable, (D) the Senior Indenture or Subordinated Indenture, as applicable, has been duly qualified under the Trust Indenture Act of 1939, as amended, (E) the Board of Directors of the Company or a duly constituted and acting committee thereof (such Board of Directors or committee being hereinafter referred to as the “Board”) and any officers of the Company delegated such authority have taken all necessary corporate action to approve the issuance and terms of such Debt Securities, the terms of the offering thereof, and related matters and (F) such Debt Securities have been duly executed, authenticated, issued, and delivered in accordance with the provisions of the Senior Indenture or Subordinated Indenture, as applicable, and the applicable definitive purchase, underwriting, or similar agreement upon payment of the consideration therefor provided for therein, such Debt Securities will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, or other similar laws in effect and subject to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law);

(2)   with respect to CSXT Debt Securities to be issued under a CSXT Indenture, when (A) the trustee under the applicable CSXT Indenture (the “CSXT Trustee”) is qualified to act as trustee under such CSXT Indenture, (B) the CSXT Trustee has duly executed and delivered the applicable CSXT Indenture, (C) the applicable CSXT Indenture has been duly authorized and validly executed and delivered by CSXT to the CSXT Trustee, (D) the applicable CSXT Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (E) the Board of Directors of CSXT or a duly constituted and acting committee thereof and any officers of CSXT delegated such authority have taken all necessary corporate action to approve the issuance and terms of such CSXT Debt Securities, the terms of the offering thereof, and related matters and (F) such CSXT Debt Securities have been duly executed, authenticated, issued, and delivered in accordance with the provisions of the applicable CSXT Indenture, and the applicable definitive purchase, underwriting, or similar agreement upon payment of the consideration therefor provided for therein, such CSXT Debt Securities will be validly issued and will constitute valid and binding obligations of CSXT, enforceable against CSXT in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, or other similar laws in effect and subject to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law);

(3)   with respect to the Parent Guarantees to be issued under a CSXT Indenture, when (A) the CSXT Trustee is qualified to act as trustee under such CSXT Indenture, (B) the CSXT Trustee has duly executed and delivered the applicable CSXT Indenture, (C) the applicable CSXT Indenture has been duly authorized and validly executed and delivered by the Company and CSXT, (D) the applicable CSXT Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (E) the Board and any officers of the Company delegated such authority have taken all necessary corporate action to approve the issuance and terms of such Parent Guarantees, the terms of the offering thereof, and related matters, and (F) the CSXT Debt Securities supported by the Parent Guarantees have been duly executed, authenticated, issued, and delivered in accordance with the provisions of the applicable CSXT Indenture, and the applicable definitive purchase, underwriting, or similar agreement upon payment of the consideration therefor provided for therein, such Parent Guarantees will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, or other similar laws in effect and subject to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law);

(4)   with respect to the Trust Preferred Securities, when (A) the Board and any other applicable governing bodies have taken all necessary corporate action to approve the issuance of and the terms of the offering of Trust Preferred Securities and related matters, (B) trust agreement or agreements relating to the Trust Preferred Securities have been duly authorized and delivered by the Company and the trustees, (C) certificates representing the Trust Preferred Securities have been duly executed, countersigned, registered, and delivered in accordance with the appropriate trust agreement or agreements and the applicable definitive purchase, underwriting, or similar agreement approved by the Board or such officers upon payment of the consideration therefor provided for therein, the Trust Preferred Securities will be validly issued;

(5)   with respect to shares of Preferred Stock, when both (A) the Board has taken all necessary corporate action to approve the issuance and terms of the shares of Preferred Stock, the terms of the offering thereof, and related matters and (B) certificates representing the shares of Preferred Stock have been duly executed, countersigned, registered, and delivered either (i) in accordance with the applicable definitive purchase, underwriting, or similar agreement approved by the Board or such officers upon payment of the consideration therefor (not less than the par value of the Preferred Stock) provided for therein or (ii) upon conversion or exercise of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Preferred Stock), then the shares of Preferred Stock will be validly issued, fully paid, and nonassessable;

(6)   with respect to shares of Common Stock, when both (A) the Board has taken all necessary corporate action to approve the issuance of and the terms of the offering of the shares of Common Stock and related matters and (B) certificates representing the shares of Common Stock have been duly executed, countersigned, registered, and delivered either (i) in accordance with the applicable definitive purchase, underwriting, or similar agreement approved by the Board or such officers upon payment of the consideration therefor (not less than the par value of the Common Stock) provided for therein or (ii) upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Common Stock), then the shares of Common Stock will be validly issued, fully paid, and nonassessable;

(7)   with respect to the Depositary Shares, when (A) the Board has taken all necessary corporate action to approve the issuance of and the terms of the offering of Depositary Shares and related matters, (B) deposit agreement or agreements relating to the Depositary Shares have been duly authorized and delivered by the Company and the depositary, (C) certificates representing the Depositary Shares have been duly executed, countersigned, registered, and delivered in accordance with the appropriate deposit agreement or agreements and the applicable definitive purchase, underwriting, or similar agreement approved by the Board or such officers upon payment of the consideration therefor provided for therein, the Depositary Shares will be validly issued; and

(8)   with respect to the Warrants, when (A) the Board has taken all necessary corporate action to approve the creation of and the issuance and terms of the Warrants, the terms of the offering thereof, and related matters, (B) warrant agreement or agreements relating to the Warrants have been duly authorized and validly executed and delivered by the Company and the warrant agent appointed by the Company, and the depositary appointed by the Company, (C) the Warrants or certificates representing the Warrants have been duly executed, countersigned, registered, and delivered in accordance with the appropriate warrant agreement or agreements and the applicable definitive purchase, underwriting, or similar agreement approved by the Board or such officers upon payment of the consideration therefor provided for therein, the Warrants will be validly issued.

We are admitted to practice only in the State of New York and express no opinion as to matters governed by any laws other than the laws of the State of New York, the Delaware General Corporation Law, and the Federal laws of the United States of America.

We understand that we may be referred to as counsel who has passed upon the validity of the Debt Securities, CSXT Debt Securities or Parent Guarantees or the issuance of the Trust Preferred Securities, Preferred Stock, Common Stock, Depositary Shares or Warrants on behalf of the Company or CSXT, as applicable, in the Prospectus and in a supplement to the Prospectus forming a part of the Registration Statement on Form S-3 relating to the Securities filed with the Securities and Exchange Commission pursuant to the Securities Act, and we hereby consent to such use of our name in said Registration Statement and to the use of this opinion for filing with said Registration Statement as Exhibit 5.1 thereto.

Very truly yours,

/s/ Cravath, Swaine & Moore LLP

Cravath, Swaine & Moore LLP